Hartford Mutual Funds, Inc.
N-SAR Annual
October 31, 2006

Sub-Item 77Q1: Exhibits.
(a) Copies of any material amendments to the registrant’s charter or by-laws:
(a.1) Articles Supplementary dated June 14, 2006 filed as Exhibit Item 23 a.(xiii) – incorporated herein by reference to the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(b)  Copies of the text of any proposal described in answer to sub-item 77D:
The Hartford Income Fund
The fund may invest up to 30% of its total assets in securities of foreign issuers and non-dollar securities and 10% of its total assets in issues purchased as defaulted securities.

(e) Copies of any new or amended Registration investment advisory contracts:

We hereby incorporate by reference the following agreements which were filed during the period:

(e1) Amendment No. 14 to Investment Management Agreement filed as Exhibit Item 23 d.(xv) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.2) Amendment No. 15 to Investment Management Agreement filed as Exhibit Item 23 d.(xv)(a) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.3) Amendment No. 16 to Investment Management Agreement filed as Exhibit Item 23 d.(xvii) in the SEC filing on November 29, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-007180

(e.4) Amendment No. 9 to Sub-Advisory Agreement with Wellington Management Company, LLP filed as Exhibit Item 23 d.(xxv) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.5) Amendment No. 5 Investment Services Agreement with Hartford Investment Management Company filed as Exhibit Item 23 d.(xxxi) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.6) Amendment No. 6 Investment Services Agreement with Hartford Investment Management Company filed as Exhibit Item 23 d.(xxxii) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.7) Amendment No. 7 Investment Services Agreement with Hartford Investment Management Company filed as Exhibit Item 23 d.(xxxv) in the SEC filing on November 29, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-007180

(e.8) Amendment No. 8 Investment Services Agreement with Hartford Investment Management Company filed as Exhibit Item 23 d.(xxxv)(a) in the SEC filing on December 15, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-007466

(e.9) Investment Sub-Advisory Agreement with Kayne Anderson Rudnick Investment Management, LLC filed as Exhibit Item 23 d.(xli) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.10) Investment Sub-Advisory Agreement with Metropolitan West Capital Management, LLC filed as Exhibit Item 23 d.(xlii) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524

(e.11) Investment Sub-Advisory Agreement with SSgA Funds Management, Inc. filed as Exhibit Item 23 d.(xliii) in the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 0001006415, accession number 0000950135-06-004524